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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

     EXECUTIVE EMPLOYMENT AGREEMENT, effective March 18, 2002, by and between SPORT-HALEY, INC., a Colorado corporation (the "Company") and KEVIN M. TOMLINSON (the "Executive").

     WHEREAS, the Company has, prior to the date of this Agreement, employed the Executive as the Company's Chief Operating Officer and Executive Vice President
- Operations; and

     WHEREAS, the Company desires to continue to employ the Executive on a full-time basis, and the Executive desires to be so employed by the Company, in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                         EMPLOYMENT DUTIES AND BENEFITS

     SECTION 1.1 EMPLOYMENT. The Company hereby employs the Executive in the position described on Schedule 1 hereto as an executive officer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities assigned to him pursuant to this Agreement. Effective March 18, 2002, the Executive shall cease functioning as the Company's Chief Operating Officer and Executive Vice President-Operations and the Executive's prior Executive Employment Agreement, dated January 1, 1997, shall be replaced and superseded entirely by this Agreement.

     SECTION 1.2 DUTIES AND RESPONSIBILITIES. The Executive shall hold the position with the Company which is specified on Schedule 1, which is attached hereto and incorporated herein by reference. The Executive is employed pursuant to the terms of this Agreement and agrees to devote full-time to the business of the Company. The Executive shall perform the duties set forth on Schedule 1 while employed as an executive officer, and such further duties as may be determined and assigned to him from time-to-time by the Board of Directors of the Company.

     SECTION 1.3 WORKING FACILITIES. The Executive shall be furnished with facilities and services suitable to the position and adequate for the performance of the Executive's duties under this Agreement. The Executive's duties shall be rendered at the Company's offices, or at such

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other place or places as the Executive may designate with the Company's approval, which shall not be unreasonably withheld.

     SECTION 1.4 VACATIONS. The Executive shall be entitled each year to a reasonable vacation of not less than four weeks in accordance with the established practices of the Company now or hereafter in effect for executive personnel, during which time the Executive's compensation shall be paid in full. Should the Company from time-to-time require the Executive to perform job duties during vacation periods, the Executive shall be entitled to compensatory vacation time at a mutually agreeable time.

     SECTION 1.5 EXPENSES. The Executive is authorized to incur reasonable expenses for promoting the domestic and international business of the Company in all respects, including expenses for entertainment, travel and similar items. The Company will reimburse the Executive for all such expenses upon the presentation by the Executive, from time-to-time, of an itemized account of such expenditures. To facilitate entertainment in an environment in which the Company's products are displayed, the Company will maintain a membership at a golf or country club chosen by the Executive and will pay monthly dues and expenses of entertainment at such club.

                                   ARTICLE II

                                  COMPENSATION

     SECTION 2.1 BASE SALARY. The Company shall pay to the Executive a base salary of not less than the amount specified on Schedule 1, subject to annual review of such base salary. The base salary may be raised by action of the Compensation Committee of the Board of Directors, and such raises shall thereafter be included in the Executive's base salary as defined for purposes of this Agreement and the Company's bonus plan.

     SECTION 2.2 BONUS AND BONUS PLAN PARTICIPATION. The Executive shall be entitled to receive a bonus at such time or times as may be determined by the Board of Directors of the Company. The Executive shall also be entitled to receive bonuses of up to 50% of the Executive's base salary in accordance with the provisions of the Company-wide bonus plan as in effect from time to time.

     SECTION 2.3 AUTOMOBILE. The Company shall furnish, at the Company's expense, the Executive an automobile for the Executive's use during the term of this Agreement.

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                                   ARTICLE III

                       TERM OF EMPLOYMENT AND TERMINATION

     SECTION 3.1 TERM. This Agreement shall be for a term which is specified on
Schedule 1, commencing on its effective date, subject, however, to termination during such period as provided in this Article. Provided that the Executive is in compliance with all of his obligations hereunder, the term of the Executive's employment shall be extended automatically for one additional year at the end of each year of the term or extended term of this Agreement on the same terms and conditions as contained in this Agreement, unless either the Company or the Executive shall, at least 90 days prior to the expiration of the initial term or of any renewal term, give written notice of the intention not to renew this Agreement. If the Company gives such written notice of non-renewal, the provisions of Section 3.6 shall apply; if the Executive gives such written notice of non-renewal, the provisions of Section 3.2 shall apply. Automatic renewals shall be effective in subsequent years on the same day of the same month as the original effective day and month of this Agreement.

     SECTION 3.2 TERMINATION BY THE EXECUTIVE WITHOUT CAUSE. The Executive, without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall not be required to thereafter render the services required under this Agreement. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination.

     SECTION 3.3 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate the Executive, at any time, upon ten days' written notice and opportunity for Executive to remedy any non-compliance with the terms of this Agreement (if such non-compliance is capable of being remedied; if not, the Company's notice of termination shall be effective immediately), by reason of fraud or gross negligence of the Executive. In such event, the Board of Directors shall provide in writing to the Executive an opinion of the Board of Directors, signed by each member voting in favor of termination of the Executive, which shall specify with particularity the basis for such termination by reason of fraud or gross negligence. Upon the date of such termination, the Company's obligation to pay compensation shall terminate.

     SECTION 3.4 TERMINATION BY THE EXECUTIVE WITH CAUSE. The Executive may terminate his employment with the Company at any time, upon five days' written notice and opportunity for the

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Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, or (ii) any material diminishment in the duties and responsibilities, working facilities, or benefits (including, those benefits described in Articles I and II and medical, health, dental, vision, life and death benefits, to the extent materially diminished below that provided to other executive officers) as described in Articles I and II of this Agreement. The Executive shall be entitled to the severance compensation and other benefits described in Section 3.6 below in the event of termination of this Agreement pursuant to this Section 3.4.

     SECTION 3.5 TERMINATION UPON DEATH OF EXECUTIVE. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. In such event, the severance compensation as set forth in
Section 3.6 of this Agreement (paid as if there was a non-negotiated change in control of the Company) and compensation for vacation time not taken by Executive shall be paid to the Executive's estate.

     SECTION 3.6 SEVERANCE COMPENSATION AND CONTINUATION OF BENEFITS. In the event (i) the Executive shall terminate this Agreement pursuant to Section 3.4 of this Agreement, (ii) the Company shall terminate this Agreement for reasons other than those specified in Section 3.3 of this Agreement, or (iii) of a change in control of the Company, as defined below, then, in any of such events, the Executive shall be entitled to receive the following:

     (a) The Executive shall receive severance compensation for a term of 36 months from the date of termination or change in control equal to his salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the most recent 12-month period concluded prior to the date of termination or change in control. Such severance compensation shall be paid monthly during such 36 month period. In the event that the severance payments provided for in this Section 3.6 shall be made in connection with a change of control of the Company, and if the total amount of the change of control compensation were to exceed three times the Executive's base compensation (the average annual taxable compensation of the Executive for the five years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986. Notwithstanding any provisions to the contrary herein, in the event of a non-negotiated change in control of the Company, the severance compensation to be paid to the Executive shall be paid by the Company in a lump sum within 30 days of the non-negotiated

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change in control. Notwithstanding any provisions to the contrary herein, in the event of a negotiated change of control, Executive shall not be entitled to the severance benefits provided for in this Section 3.6 if, after the change of control has occurred, Executive continues to serve in the position set forth in
Schedule 1 and this Agreement remains in effect or Executive is able to negotiate a satisfactory new employment agreement with the Company.

     (b) The term "change of control" is defined for purposes of this Agreement as a (i) change in ownership in one or a series of transactions of 50% or more of the outstanding shares of the Company, (ii) merger, consolidation, reorganization or liquidation of the Company, or (iii) a change in control of the type that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change of control shall be deemed to have occurred if (A) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employee benefit plan of the Company and other than a person who is a director of the Company on the date hereof, is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 30% or more of the Company's combined voting power of the Company's then outstanding securities,
(B) at any time following the execution of this Agreement, a majority of the Board of Directors is not comprised of (i) individuals who on the date of this Agreement were members of the Board plus (ii) any new directors whose nomination for election by the Board or the Company's Stockholders was approved by the vote of two-thirds of the directors then in office who either were directors or whose nomination was previously so approved. Notwithstanding any provisions to the contrary herein, a change of control shall not mean any transaction or series of transactions wherein the Company repurchases its own securities or a "going private" transaction by the Company or its affiliates, within the meaning of Rule 13e-3 promulgated under the Exchange Act.

     The term "non-negotiated change of control," shall mean a change of control, as defined above, which is not negotiated or approved by at least two thirds of the board of directors of the Company prior to the change of control event.

     (c) Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment, within the meaning of Section 280G(b)(2) of the Internal Revenue Code of

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1986, as amended (the "Code"), or distribution to or for the benefit of the
Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, interest and penalties collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all such taxes (including any interest or penalties imposed with respect to such taxes, including any Excise Tax imposed upon the Gross-Up Payment) that is equal to the Excise Tax imposed upon the Payments; provided, that the Executive shall not be entitled to receive any additional payment relating to any interest or penalties attributable to any action or commission by the Executive in bad faith.

     (d) An initial determination shall be made by an accounting firm mutually agreeable to the Company and the Executive and, if not agreed to within ten days after the date of termination, an independent accounting firm selected by the Executive (the "Accounting Firm") as to whether a Gross-Up Payment is required pursuant to this Section 3.6 and the amount of such Gross-Up Payment. To permit the Accounting Firm to make the initial determination, the Company shall furnish the Accounting Firm with all information reasonably required for such firm to complete such determination as soon as practicable after the date of termination, but in any event not more than twenty-five (25) days thereafter. All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, reasonably acceptable both to the Company and the Executive within thirty (30) days of the date of termination, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). The Gross-Up Payment, if any, as determined pursuant to this Section 3.6 shall be paid by the Company to the Executive within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably satisfactory to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Any such initial

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determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of Section 3.6(e).

     (e) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment or a portion thereof which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) will be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed (or shall be reduced) upon a Payment or Payments with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when (i) in the case of an Overpayment, the Executive has received from the applicable government tax liability authority a refund of taxed or other reduction in his tax liability imposed as a result of a Payment or, in the case of an Underpayment, the Executive receives notice from a competent governmental taxing authority that his tax liability imposed as a result of a Payment will be increased, and (ii) in the case of an Overpayment or an Underpayment, upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals have been taken and finally resolved or the time for all appeals has expired, or
(y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus an interest and penalties imposed on the Underpayment (other than interest and penalties attributable to any action or omission by the Executive in bad faith). If an Overpayment occurs, the amount of the Overpayment shall be treated as a loan by the Company to the Executive and Executive shall, within ten (10) business days of the occurrence of

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such Overpayment, pay the Company the amount of the Overpayment, with interest computed in the same manner as for an Underpayment.

     (f) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

     (g) In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or a change in control of the Company, or in order to enforce the rights and obligations as provided herein, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid by the Company every 30 days after the Executive provides to the Company copies of invoices from the Executive's counsel, which may be redacted as necessary to preserve applicable attorney-client confidentiality.

     (h) So long as the Executive is receiving severance compensation pursuant to this Section 3.6 of this Agreement, the Executive shall be entitled to continue to participate, at the Company's cost, in all existing benefit plans provided to the Company's executive Executives at the time of the Executive's termination or resignation. Such plans shall include, but are not limited to, then-existing medical, health, dental, vision, disability, life insurance and death benefit plans. If the terms of such plans expressly prohibit the Executive from continuing as a participant in such plans following the date of resignation or termination, the Company will provide the Executive with benefits equivalent to, or exceeding, those offered by the then-existing benefit plans offered to the Company's executive Executives, all at the Company's cost, for the duration of the Executive's right to severance compensation hereunder.

     (i) Any compensation to be paid to the Executive under the foregoing provisions of this Section 3.6 shall be subject to the Executive complying with the non-compete provisions of Section 4.1(c) below. In the event the Executive does not so comply, the Company shall be released from any obligations to the Executive under this Section 3.6.

     SECTION 3.7 OPTIONS. Any options granted to the Executive to purchase stock of the Company shall become fully vested on the date of termination of this Agreement except if termination is for the reasons specified in Section 3.3 of this Agreement. This provision shall serve as a contractual modification of any option grants or agreements between the Executive and the

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Company, whether such grants or agreements shall pre-date or postdate this
Agreement, and is hereby incorporated by reference into each such option grant or agreement.

                                   ARTICLE IV

                         CONFIDENTIALITY AND COMPETITION

     SECTION 4.1 FURTHER OBLIGATIONS OF THE EXECUTIVE DURING AND AFTER
EMPLOYMENT.

     (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities which are or may be competitive with, or which might place him in a competing position to that of, the Company or any subsidiary of the Company.

     (b) The Executive realizes that during the course of his employment, the Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and inventions of the Company and its affiliates. Therefore, during or subsequent to his employment by the Company, or by an affiliate, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which the Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination or resignation of employment with the Company or its affiliated companies.

     (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographic areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination or resignation of his employment, he will not, directly or indirectly, compete with the Company or its affiliates in the business of designing, marketing or contracting for the manufacture of men's and women's golf apparel and outerwear within the United States. This non-compete agreement shall be void

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and of no further force or effect in the event the Company fails to pay the
Executive amounts required under Section 3.6 hereof.

     (d) In the event a court of competent jurisdiction finds any provision of this Section 4.1 to be so overly broad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

                                    ARTICLE V

                             DISABILITY AND ILLNESS

     SECTION 5.1 DISABILITY AND SALARY CONTINUATION. If the Executive becomes totally disabled during the term of this Agreement, his full salary shall be continued for 360 days from the date of the disabling injury or onset of the disability illness. For purposes of this Agreement, the terms "totally disabled" and "total disability" shall mean disability as defined in any total disability insurance policy or policies, if any, in effect with respect to the Executive. If no insurance policy is in effect, "total disability" shall mean a medically determinable physical or mental condition which in the opinion of two independent physicians renders the Executive unable to perform substantially all of the duties required pursuant to this Agreement. Total disability shall be deemed to have occurred on the date of the disabling injury or onset of the disabling illness, as determined by the two independent physicians.

     SECTION 5.2 ILLNESS. If the Executive is unable to perform the services required under this Agreement by reason of illness or physical injury not amounting to total disability, as defined in this Article, the compensation otherwise payable to the Executive under this Agreement shall be continued in full for the remaining term or renewed term of this Agreement.

                                   ARTICLE VI

                                 GENERAL MATTERS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado and shall be construed in accordance therewith.

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     SECTION 6.2 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

     SECTION 6.3 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by each of the parties.

     SECTION 6.4 BENEFIT. This Agreement shall be binding upon the Executive and the Company, and shall not be assignable by the Company without the Executive's written consent. This Agreement shall remain binding on the Company after the occurrence of a change of control, as defined above.

     SECTION 6.5 CONSTRUCTION. Throughout this Agreement the singular shall include the plural, and the plural shall income the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     SECTION 6.6 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     SECTION 6.7 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions had not been included in the Agreement.

     SECTION 6.8 AUTHORITY. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

     SECTION 6.9 EFFECTIVE DATE. The effective date of this Agreement shall be March 18, 2002.

                                        SPORT-HALEY, INC.


                                        By: /s/ Mark Stevenson
                                           -------------------------------------
                                               Mark Stevenson, Authorized Member
                                               of the Compensation Committee

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                                        EXECUTIVE:


                                        /s/ Kevin M. Tomlinson
                                        ----------------------------------------
                                        Kevin M. Tomlinson

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                                SPORT-HALEY, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                   SCHEDULE 1

                             DUTIES AND COMPENSATION


Executive:         Kevin M. Tomlinson

Position:          Chief Executive Officer

Base Salary:       $160,000 per year, payable bi-weekly

Bonus: As determined by the Compensation Committee of the Board of Directors and in accordance with Company-wide bonus plan

Term: March 18, 2005, subject to automatic one (1) year extensions described in Section 3.1 of the Executive Employment Agreement

Duties and
Responsibilities:  Supervision and coordination of all operations of the
                   Company; supervision of all other executive and operating officers of the Company.


APPROVED:

THE COMPANY:                                     EXECUTIVE:


By: /s/ Mark J. Stevenson                         /s/ Kevin M. Tomlinson
   ---------------------------------------       -------------------------------
   Mark J. Stevenson, Authorized Member          Kevin M. Tomlinson
   of the Compensation Committee


Date: April 15, 2002                             Date: April 16, 2002

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